UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2006

EAST KANSAS AGRI-ENERGY, L.L.C.
(Exact name of small business issuer as specified in its charter)

Kansas	333-96703	48-1251578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 225,  1304 S. Main Street, Garnett, Kansas 66032
(Address of principal executive offices)

(785) 448-2888
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement and Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 10, 2006, we entered into a Master Amended and Restated Credit Agreement, First Supplement to the Master Amended and Restated Credit Agreement, Second Supplement to the Master Amended and Restated Credit Agreement and Third Amendment to Future Advance Mortgage with Home Federal Savings Bank of Rochester, Minnesota (together, the “Amended Credit Agreements”). Under the Amended Credit Agreements, our effective interest rate on our existing Term Loan A and Term Loan B is reduced to prime, as adjusted quarterly. Under the prior credit agreement, interest on Term Loan A accrued at a variable rate equal to prime plus 1.75% with a floor of 6% and on Term Loan B at prime plus 1.75%. The Amended Credit Agreements also provide for a $4,000,000 revolving credit line. The revolving credit line carries an interest rate of prime, as adjusted quarterly. The term revolving loan available credit balance will be reduced by $400,000 annually beginning December 31, 2007 and matures on October 1, 2010.

In connection with this the Amended Credit Agreements, we were required to pay down the principal amount outstanding on Term Loan A and Term Loan B to $4,250,000 and $17,750,000, respectively. In addition, we will also pay a $5,000 origination fee for the revolving credit line. The Amended Credit Agreements are subject to the same terms and conditions of our previous Credit Agreement dated November 23, 2004 with Home Federal Savings Bank, including the specific provisions regarding distributions to members, maintenance of deposit accounts, annual capital expenditures, certain financial loan covenants, pre-payment penalties, events of default and the granting of liens to secure our performance. We will also be prohibited from making distributions to our members, however, we will be allowed to distribute 50% of our net income to our members after our lender has received audited financial statements for the fiscal year. We must be in compliance with all financial ratio requirements and loan covenants before and after any distributions to the members. In the event of default, Home Federal Savings Bank may accelerate the due date of the loans and declare all obligations immediately due and payable.

Cautionary Statement for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the volatility of commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Registrant’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Registrant’s ability to control or predict. The Registrant disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST KANSAS AGRI-ENERGY, LLC

Date: June 21, 2006	/s/ Thomas Leitnaker
Thomas Leitnaker, Controller (Principal Financial Officer)